UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 30, 2020

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Accelerated Share Repurchase Program

On January 30, 2020, Citrix Systems, Inc. (the “Company”) entered into a master confirmation (each a “Master ASR Confirmation”) and a supplemental confirmation (each a “Supplemental Confirmation” and, together with the related Master ASR Confirmation, an “ASR Agreement”), with each of Goldman Sachs & Co. LLC and Wells Fargo Bank, National Association (each, an “ASR Counterparty”), as part of the Company’s share repurchase program. Under the ASR Agreements, the Company will pay a total of $1 billion to the ASR Counterparties and receive a total of approximately 6.53 million shares of the Company’s common stock (the “Common Stock”) from the ASR Counterparties on January 31, 2020. The total number of shares of Common Stock that the Company will repurchase under each ASR Agreement will be based on the average of the daily volume-weighted average prices of the Common Stock during the term of such ASR Agreement, less a discount. At settlement, each ASR Counterparty may be required to deliver additional shares of Common Stock to the Company or, under certain circumstances, the Company may be required to deliver shares of Common Stock, at the Company’s election, or make a cash payment to the applicable ASR Counterparty.

Each ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase, including, but not limited to, the mechanism used to determine the number of shares of Common Stock that will be delivered, the required timing of delivery of the shares, the circumstances under which the applicable ASR Counterparty is permitted to make adjustments to valuation and calculation periods, and various acknowledgements, representations and warranties made by the Company and the applicable ASR Counterparty to one another. Each ASR Agreement also provides that the applicable ASR Counterparty can terminate the transaction following the occurrence of certain specified events, including major corporate transactions involving the Company.

The foregoing description of the ASR Agreements does not purport to be complete and is qualified in its entirety by reference to the Master Confirmations (including the forms of Supplemental Confirmation), which are filed hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 8.01.	Other Events.

On January 31, 2020, the Company issued a press release announcing that the Company has entered into the ASR Agreements. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Master Confirmation between Goldman Sachs & Co. LLC and Citrix Systems, Inc., dated January 30, 2020.

10.2	Master Confirmation between Wells Fargo Bank, National Association and Citrix Systems, Inc., dated January 30, 2020.

99.1	Press release dated January 31, 2020 of Citrix Systems, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: January 31, 2020	By:	/s/ Antonio G. Gomes
	Name:	Antonio G. Gomes
	Title:	Executive Vice President, Chief Legal Officer and Secretary